Exhibit 99.1

Unaudited Pro Forma Combined Financial Information

The unaudited pro forma combined financial information has been prepared to reflect the proposed merger of PVR Partners, L.P. (“PVR”) with Regency Energy Partners LP (the “Partnership”), the proposed contribution of the midstream business of Eagle Rock Energy Partners, L.P. (“Eagle Rock”) to the Partnership, and the proposed contribution of the wholly-owned subsidiaries of Hoover Energy Partners, L.P. (“HEP”) to the Partnership.

The Partnership filed a Current Report on Form 8-K on October 10, 2013 to report that the Partnership, together with RVP LLC, a Delaware limited partnership and a wholly owned subsidiary of the Partnership, and Regency GP LP, a Delaware limited partnership and the general partner of the Partnership, entered into an Agreement and Plan of Merger dated October 9, 2013 with PVR and PVR GP, LLC, a Delaware limited liability company and the general partner of PVR. Pursuant to the agreement, as amended by Amendment No. 1 thereto dated as of November 7, 2013 (the “Merger Amendment”), PVR will merge with and into the Partnership (the “Merger”), with the Partnership continuing its existence under Delaware law as the surviving entity in the Merger.

The Merger Agreement provides that, at the effective time of the Merger, each PVR common unit and Class B unit issued and outstanding or deemed issued and outstanding immediately prior to the effective time will be converted into the right to receive the merger consideration (the “Merger Consideration”), consisting of (i) 1.02 Partnership common units and (ii) an amount of cash equal to the difference (if positive) between (x) the PVR annualized distribution and (y) the Partnership’s adjusted annualized distribution.  The PVR annualized distribution is the product of four and the per unit amount of the quarterly cash distribution most recently declared by PVR prior to the closing of the Merger.  The Partnership’s adjusted annualized distribution is the product of four and the per unit amount of the quarterly cash distribution most recently declared by the Partnership prior to the closing of the Merger, multiplied by the exchange ratio of 1.02.

Except as otherwise expressly provided in the original grant terms of a particular award, each phantom PVR common unit that was granted under a PVR equity incentive plan and that is outstanding immediately prior to the effective time, automatically and without any action on the part of the holder of such phantom PVR common unit, will at the effective time vest in full (in the case of performance-based phantom PVR common units, based on achievement of target level of performance), the restrictions with respect thereto will lapse, and each PVR common unit deemed to be issued in settlement thereof will be deemed issued and outstanding as of immediately prior to the effective time and at the effective time will be converted into the right to receive the Merger Consideration in accordance with the terms of the Merger Agreement.  In addition, any then-accumulated distribution equivalents payable pursuant to distribution equivalent rights with respect to each phantom PVR common unit that vests in accordance with the Merger Agreement will at the effective time and without any action on the part of any holder thereof vest in full and become immediately payable in cash in accordance with the terms of the Merger Agreement.  Each restricted PVR common unit that was granted under a PVR equity incentive plan and that is outstanding immediately prior to the effective time, automatically and without any action on the part of the holder of such restricted PVR common unit, will at the effective time vest in full and the restrictions with respect thereto will lapse, and each restricted PVR common unit will be treated as an issued and outstanding PVR common unit as of immediately prior to the effective time and at the effective time will be converted into the right to receive the Merger Consideration in accordance with the terms of the Merger Agreement.  Restrictions with respect to each deferred PVR common unit that is outstanding immediately prior to the effective time, automatically and without any action on the part of the holder of such deferred PVR common unit, will at the effective time lapse, and each deferred PVR common unit will be treated as an issued and outstanding PVR common unit as of immediately prior to the effective time and at the effective time will be converted into the right to receive the Merger Consideration in accordance with the terms of the Merger Agreement.

The Partnership filed a Current Report on Form 8-K on December 24, 2013 to report that the Partnership, Eagle Rock, and Regal Midstream LLC, a Delaware limited liability company and wholly owned subsidiary of the Partnership, entered into a Contribution Agreement, pursuant to which Eagle Rock has agreed to contribute to Regal Midstream LLC all of the issued and outstanding member interests in (i) Eagle Rock Marketing, LLC, a Delaware limited liability company, (ii) Eagle Rock Pipeline GP, LLC, a Delaware limited liability company, (iii) Eagle Rock Gas Services, LLC, a Delaware limited liability company, and 100% of the outstanding partner interests of (a) Eagle Rock Pipeline, L.P., a Delaware limited partnership and (b) EROC Midstream Energy, L.P., a Delaware limited partnership (collectively, the “EROC Interests”).  The assets held and operated by the EROC Interests collectively comprise Eagle Rock’s midstream business (the “Midstream Business”).

The consideration to be paid by the Partnership in exchange for the Midstream Business is valued at approximately $1.3 billion and will consist of (1) the issuance of 8,245,859 common units of the Partnership to Eagle Rock, (2) the assumption of up to $550 million of outstanding 8 3/8% senior notes due 2019 of Eagle Rock and resulting exchange for up to $550 million of outstanding senior unsecured notes of the Partnership, and (3) a cash payment to Eagle Rock equal to the remainder of the purchase price.  The cash portion of the purchase price is intended to be financed by the Partnership through borrowings under the Partnership’s revolving credit facility.

The Partnership filed a Current Report on Form 8-K on December 23, 2013 to report that the Partnership, HEP, a Delaware limited partnership, and Regency HEP LLC (“Regency HEP”), a Delaware limited liability company and wholly owned subsidiary of the Partnership, entered into a Contribution Agreement, pursuant to which HEP has agreed to contribute to Regency HEP, all of the issued and outstanding membership interests in (i) Hoover Energy Texas LLC, (ii) Hoover Energy Texas Crude LLC, (iii) Hoover Pecos River Limited Partner LLC and (iv) Hoover Pecos River General Partner LLC, all Texas limited liability companies.  The assets held and operated by these entities collectively comprise substantially all of HEP’s business.  This acquisition closed on February 3, 2014.  The contribution consideration paid by the Partnership is valued at $282 million and consists of (1) 4,047,471 Partnership common units and (2) the payment of $184 million in cash.  The contribution calculation is subject to customary closing adjustments.  A portion of the contribution consideration will be held in escrow as security for certain indemnification claims.  The cash portion of the purchase price was financed by the Partnership through borrowings under the Partnership’s revolving credit facility.

The accounting for an acquisition of a business is based on the authoritative guidance for business combinations.  Purchase accounting requires, among other things, that the assets and liabilities assumed be recognized at their fair values as of the date the merger is completed.  The allocation of the purchase price is dependent upon certain valuations of the assets and liabilities and other studies that have yet to commence or progress to a stage where there is sufficient information for a definitive measurement.  Accordingly, the pro forma adjustments reflect the assets and liabilities at their historical book values.  Differences between these historical bases and the final purchase accounting will occur, and these differences could have a material impact on the unaudited pro forma combined per unit information set forth in the following table.

The unaudited pro forma combined balance sheet reflects the transactions described above and the pro forma adjustments as though the transactions occurred on December 31, 2013, while the unaudited pro forma combined statement of operations reflects the transactions and the pro forma adjustments as though the transactions occurred as of January 1, 2013.  The pro forma adjustments were prepared applying the rules established by the Securities and Exchange Commission in Article 11 of Regulation S-X.  As discussed above, the Partnership did not reflect fair value adjustments for non-current assets and liabilities.  Certain historical amounts have been reclassified to conform to the Partnership’s presentation.

The historical financial information included in the columns entitled “Partnership” was derived from the audited financial statements included in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2013. The historical financial information included in the columns entitled “PVR” was derived from PVR’s Annual Report on Form 10-K for the year ended December 31, 2013.  The historical financial information in the columns entitled “EROC” was derived from Eagle Rock’s audited financial statements of its Midstream Business as of December 31, 2013 and for the three years ended December 31, 2013, included in this Current Report at Exhibit 99.4.  The historical financial information in the columns entitled “HEP” was derived from the unaudited financial statements for the year ended December 31, 2013.

The unaudited pro forma combined financial information is based on assumptions that the Partnership believes are reasonable under the circumstances and are intended for informational purposes only. Actual results may differ from the estimates and assumptions used. The unaudited pro forma combined financial information is not necessarily indicative of the financial results that would have occurred if these transactions had taken place on the dates indicated, nor is it indicative of future consolidated results.

Regency Energy Partners LP
Unaudited Pro Forma Condensed Combined Balance Sheet
December 31, 2013
(in millions)

	Partnership	PVR	EROC	HEP	Combined Historical	Pro Forma Adjustments		Pro Forma Combined
ASSETS
Current Assets:
Cash and cash equivalents	$19	$7	$-	$2	$28	$-		$28
Trade accounts receivable, net of allowance	292	143	129	5	569	-		569
Related party receivables	28	5	-	-	33	-		33
Inventories	42	3	-	-	45	-		45
Other current assets	19	5	6	-	30	-		30
Total current assets	400	163	135	7	705	-		705

Total property, plant and equipment	5,050	2,837	1,394	101	9,382	-		8,320
						(648)	d
						(390)	f
						(24)	g
Less accumulated depreciation and depletion	(632)	(648)	(390)	(24)	(1,694)	648	d	(632)
						390	f
						24	g
Property, plant and equipment, net	4,418	2,189	1,004	77	7,688	-		7,688

Other Assets:
Investment in unconsolidated affiliates	2,097	61	-	-	2,158	-		2,158
Other, net	57	53	22	-	132	-		132
Total other assets	2,154	114	22	-	2,290	-		2,290

Intangible Assets and Goodwill:
Intangible assets, net of accumulated amortization	682	590	102	23	1,397	-		1,397
Goodwill	1,128	70	-	-	1,198	2,736	e	4,314
						172	l
						208	m
Total intangible assets and goodwill	1,810	660	102	23	2,595	3,116		5,711

TOTAL ASSETS	$8,782	$3,126	$1,263	$107	$13,278	$3,116		$16,394

LIABILITIES & PARTNERS' CAPITAL AND NONCONTROLLING INTEREST
Current Liabilities:
Drafts payable	$26	$-	$-	$-	$26	$-		$26
Trade accounts payable	291	129	131	4	555	-		555
Related party payables	69	-	-	-	69	-		69
Accrued interest	38	13	-	-	51	-		51
Other current liabilities	51	6	17	-	74	-		74
Total current liabilities	475	148	148	4	775	-		775

Long-term derivative liabilities	19	-	-	-	19	-		19
Other long-term liabilities	30	31	17	-	78	-		78
Long-term debt, net	3,310	1,735	905	29	5,979	165	h	6,365
						184	i
						37	b
Commitments and contingencies

Series A convertible redeemable preferred units	32	-	-	-	32	-		32

Partners' Capital and Noncontrolling Interest:
Common units, including $409 Class B units of PVR	3,886	1,212	-	-	5,098	3,911	a	8,905
						(1,212)	c
						200	h
						98	i
Class F common units	146	-	-	-	146	-		146
Member's equity	-	-	193	74	267	(193)	j	-
						(74)	k
General partner interest	782	-	-	-	782	-		782
Total partners' capital	4,814	1,212	193	74	6,293	2,767		9,023
Noncontrolling interest	102	-	-	-	102	-		102
Total partners' capital and noncontrolling interest	4,916	1,212	193	74	6,395	2,767		9,125

TOTAL LIABILITIES AND PARTNERS' CAPITAL AND NONCONTROLLING INTEREST	$8,782	$3,126	$1,263	$107	$13,278	$3,116		$16,394

See accompanying notes to unaudited pro forma combined financial information

Regency Energy Partners LP
Unaudited Pro Forma Combined Statement of Operations
For the Year Ended December 31, 2013
(in millions except unit data and per unit data)

	Partnership	PVR	EROC	HEP	Combined Historical	Pro Forma Adjustments		Pro Forma Combined

REVENUES
Gas sales, including related party amounts	$826	$374	$309	$17	$1,526	$-		$1,526
NGL sales, including related party amounts	1,053	414	660	1	2,128	-		2,128
Gathering, transportation and other fees, including related party amounts	545	204	84	18	851	-		851
Net realized and unrealized loss from derivatives	(8)	(1)	(15)	-	(24)	-		(24)
Other	105	110	-	2	217	-		217
Total revenues	2,521	1,101	1,038	38	4,698	-		4,698

OPERATING COSTS AND EXPENSES
Cost of sales, including related party amounts	1,793	666	830	18	3,307	-		3,307
Operation and maintenance	296	68	101	9	474	-		474
General and administrative, including related party amounts	88	62	51	-	201	-		201
Loss (gain) on asset sales, net	2	(1)	-	-	1	-		1
Depreciation, depletion and amortization	287	188	78	10	563	-		563
Total operating costs and expenses	2,466	983	1,060	37	4,546	-		4,546

OPERATING INCOME (LOSS)	55	118	(22)	1	152	-		152

Income from unconsolidated subsidiaries	135	-	-	-	135	-		135
Gain on sale of investment in unconsolidated subsidiary	-	14	-	-	14			14
Interest expense, net	(164)	(106)	(59)	-	(329)	(16)	n	(336)
						9	p
Loss on debt refinancing, net	(7)	(14)	-	-	(21)	-		(21)
Other income and deductions, net	7	1	-	-	8	-		8
INCOME (LOSS) BEFORE INCOME TAXES	26	13	(81)	1	(41)	(7)		(48)
Income tax	(1)	-	-	-	(1)	-		(1)
NET INCOME (LOSS)	$27	$13	$(81)	$1	$(40)	$(7)		$(47)
Net income attributable to noncontrolling interest	(8)	-	-	-	(8)	-		(8)
NET INCOME (LOSS) ATTRIBUTABLE TO REGENCY ENERGY PARTNERS LP	$19	$13	$(81)	$1	$(48)	$(7)		$(55)

Amounts attributable to Series A convertible redeemable preferred units	6							6
General partner's interest, including IDR	11							20
Beneficial conversion feature for Class F common units	4							4
Pre-acquisition loss from SUGS allocated to predecessor equity	(36)							(36)
Limited partners' interest in net income	$34							$(49)

Basic and diluted earnings per common unit
Amount allocated to common units	$34							$(49)
Weighted average number of common units outstanding	196,227,348					152,833,712	o	349,061,060
Basic net income per common unit	$0.17							$(0.14)
Diluted net income per common unit	$0.17							$(0.14)

Basic and diluted earnings per Class F common unit
Amount allocated to Class F common units due to beneficial conversion feature	$4							$4
Total number of Class F common units	6,274,483							6,274,483
Income per Class F common units	$0.72							$0.72

See accompanying notes to unaudited pro forma combined financial information

Regency Energy Partners LP
Notes to Unaudited Pro Forma Combined Financial Information
The following notes discuss the columns presented and the entries made to the unaudited pro forma combined consolidated financial information.

Partnership
This column represents the historical audited consolidated balance sheet and statement of operations of the Partnership as of and for the year ended December 31, 2013.  These financial statements were derived from the audited financial statements included in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2013.  The Partnership has not included pro forma adjustments for any changes to depreciation and amortization expense it anticipates to incur or acquisition-related expenses.

PVR
This column represents the historical audited consolidated balance sheet and statement of operations of PVR as of and for the year ended December 31, 2013. These financial statements were derived from the audited financial statements included in PVR’s Annual Report on Form 10-K for the year ended December 31, 2013.  Certain historical amounts of PVR have been reclassified to conform to the Partnership’s presentation.

EROC
This column represents the historical audited consolidated balance sheet and statement of operations of the Midstream Business of Eagle Rock as of and for the year ended December 31, 2013. These financial statements were derived from Eagle Rock’s audited financial statements of its Midstream Business as of December 31, 2013 and for the three years ended December 31, 2013, included in this Current Report at Exhibit 99.4.  Certain historical amounts of the Midstream Business have been reclassified to conform to the Partnership’s presentation.

HEP
This column represents the historical unaudited consolidated balance sheet and statement of operations of HEP as of and for the year ended December 31, 2013. These financial statements were derived from the unaudited financial statements for the year ended December 31, 2013 of HEP. Certain historical amounts of HEP have been reclassified to conform to the Partnership’s presentation.

Pro Forma Adjustments

a.
Represents the value of the common units issued by the Partnership for the unit-for-unit consideration to be paid to the holders of PVR common units and Class B Units of 1.02 common units of the Partnership per PVR unit, using the Partnership’s common unit closing price on October 9, 2013 of $27.83.  On November 7, 2013, the PVR Special Units converted on a one-for-one basis into PVR common units, and, immediately prior to the effective time of the Merger, all outstanding PVR Class B units will convert on a one-for-one basis into PVR common units.

b.
Represents the common units issued for cash to fund the consideration of the one-time cash payment to be paid to the holders of PVR units, equal to the difference (if positive) between (x) the PVR annualized distribution and (y) the Partnership’s adjusted annualized distribution.  The PVR annualized distribution is the product of four and the per unit amount of the quarterly cash distribution most recently declared by PVR prior to the closing of the Merger.  The Partnership’s adjusted annualized distribution is the product of four and the per unit amount of the quarterly cash distribution most recently declared by the Partnership prior to the closing of the Merger, multiplied by the exchange ratio of 1.020.  Based on the most recently declared quarterly distributions declared by PVR and the Partnership of $0.55 and $0.475, respectively, the resulting cash payment would be approximately $0.26 per PVR unit.  The Partnership assumed that the cash payment occurred either simultaneously or immediately following the Partnership’s issuance of common units constituting Merger Consideration.

c.	Represents the elimination of existing PVR common units and Class B units.

d.	Represents the elimination of existing PVR accumulated depreciation and depletion.

e.
Represents the preliminary, estimated value of goodwill related the Merger, as a result of issuing the Merger Consideration.  The Partnership assumed that the book values recorded at December 31, 2013 approximated fair value.

f.	Represents the elimination of existing EROC accumulated depreciation.

g.	Represents the elimination of existing HEP accumulated depreciation.

h.
Represents the value of the 8,245,859 common units issued by the Partnership to Eagle Rock, using a common unit price of $24.25 as noted in the contribution agreement, for a value of $200 million.  The Partnership has agreed to assume up to $550 million of Eagle Rock’s outstanding senior notes.  The remaining consideration paid of $520 million in cash, is intended to be financed under the Partnership’s revolving credit facility.  The Partnership adjusted Eagle Rock’s historical debt balance for the amounts attributable to its revolving credit facility of $355 million.

i.
Represents the value of the 4,040,471 common units issued by the Partnership to HEP, using a common unit price of $24.25 as noted in the contribution agreement, for a value of $98 million.  The remaining consideration paid of $184 million in cash, was financed under the Partnership’s revolving credit facility.

j.	Represents the elimination of existing EROC equity.

k.	Represents the elimination of existing HEP equity.

l.
Represents the preliminary, estimated value of goodwill related to the EROC acquisition, as a result of issuing the contribution consideration.  The Partnership assumed that the book values recorded at December 31, 2013 approximated fair value.

m.
Represents the preliminary, estimated value of goodwill related to the HEP acquisition, as a result of issuing the contribution consideration.  The Partnership assumed that the book values recorded at December 31, 2013 approximated fair value.

n.
Represents the increase in interest expense which would have been incurred by the Partnership related to the additional borrowings under its revolving credit facility of $37 million for the one-time cash payment to PVR unit holders, $520 million due to Eagle Rock and $184 million due to HEP, using a weighted average interest rate of 2.17%, of $16 million for the year ended December 31, 2013.

o.	Represents the number of common units of the Partnership issued in connection with the above noted transactions as calculated below:

Partnership common units issued related to PVR	140,547,382
Partnership common units issued related to EROC	8,245,859
Partnership common units issued related to HEP	4,040,471
Total Partnership common units issued	152,833,712

p.
Represents the amount of interest expense associated with Eagle Rock’s historical debt balance for the amounts outstanding under its revolving credit facility, which the Partnership is not assuming, using a weighted average interest rate of 2.67%, of $9 million for the year ended December 31, 2013.